SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

UTi Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19443 Laurel Park Road, Suite 111 Rancho Dominguez, CA 90220 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       We cordially invite you to attend the 2003 Annual Meeting of Shareholders (members) of UTi Worldwide Inc. to be held in UTi’s Los Angeles Solutions Center located at 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220, USA, on Monday, June 30, 2003 at 9:00 a.m. (California time) for the following purposes:

1. To elect three class “C” directors to our Board of Directors for a term of three years and until their respective successors are duly elected;

2. To act upon a proposal to approve an amendment to the UTi Worldwide Inc. 2000 Stock Option Plan to increase the number of Ordinary Shares available for issuance thereunder from 2,359,109 to 3,859,109; and

3. To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

      In accordance with the company’s Articles of Association, our Board of Directors has fixed the date this notice is first mailed or given to the company’s shareholders as the date of record for determining the shareholders entitled to vote at the meeting.

      You are cordially invited to be present and to vote at the meeting. A proxy solicited by the company’s Board of Directors, together with a form of proxy and a copy of our 2003 annual report to shareholders are enclosed herewith. Please sign, date and return the proxy promptly in the enclosed reply envelope provided for that purpose. If you attend the meeting and desire to vote in person, you may do so by withdrawing your proxy prior to the meeting.

By order of the Board of Directors

LAWRENCE R. SAMUELS
Secretary

Rancho Dominguez, California

June 3, 2003

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

VOTING INFORMATION
Who May Vote
Revocability of Proxy
How Your Shares Will Be Voted
Voting, Quorum and Broker Non-Votes
Expenses and Method of Solicitation
Nominations for Directors for the Annual Meeting
Shareholder Proposals for the Annual Meeting
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1)
Information About Class “C” Director Nominees
Information About Directors Whose Terms Continue
Information About Our Executive Officers
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Meetings of the Board and its Committees
Compensation of Directors
APPROVAL OF AN AMENDMENT TO THE UTi WORLDWIDE INC. 2000 STOCK OPTION PLAN (Proposal 2)
Background
Summary of the Plan
Tax Consequences
Outstanding Option Grants
New Plan Benefits
INDEPENDENT AUDITORS
Relationship of the Company with Independent Auditors
Report of the Audit Committee
COMPENSATION OF EXECUTIVE OFFICERS
Stock Options
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values
Employment Contracts and Termination of Employment and Change of Control Arrangements
Equity Compensation Plan Information
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee
Performance Graph
Comparison of Cumulative Total Return
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2004 ANNUAL MEETING
Nominations for Directors for the 2004 Annual Meeting
Shareholder Proposals for the 2004 Annual Meeting
ANNUAL REPORT
OTHER MATTERS
UTi WORLDWIDE INC. AUDIT COMMITTEE CHARTER
UTi WORLDWIDE INC. 2000 STOCK OPTION PLAN, AS AMENDED

i

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19443 Laurel Park Road, Suite 111 Rancho Dominguez, CA 90220 USA

PROXY STATEMENT

       The Board of Directors of UTi Worldwide Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders (members) of the Company to be held on Monday, June 30, 2003 at UTi’s Los Angeles Solutions Center located at 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220, USA, at 9:00 A.M., California time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described herein. The date of the mailing of this proxy statement and the accompanying form of proxy to the Company’s shareholders is June 3, 2003.

      Since the Company is an international business company incorporated under the laws of the British Virgin Islands, holders of the Company’s ordinary shares are technically referred to as “members” in the Company’s Memorandum and Articles of Association. For matters of convenience, however, such holders are referred to herein and in the accompanying notice and form of proxy as “shareholders” of the Company.

VOTING INFORMATION

Who May Vote

      In accordance with the Company’s Articles of Association, the date that the notice of the annual meeting and this proxy statement is first mailed or given to shareholders (June 3, 2003) has been fixed by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting. Only holders of record of the Company’s ordinary shares, no par value (the “Ordinary Shares”), on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 30,602,418 Ordinary Shares outstanding. Each Ordinary Share carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

      If a shareholder’s Ordinary Shares are held by a broker as nominee (that is, in “street name”), then the shareholder must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker how to vote the shares.

Revocability of Proxy

      Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later then the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

How Your Shares Will Be Voted

      Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for the election of the Board of Directors’ nominees for Class “C” directors, for the proposal to approve an amendment to the UTi Worldwide Inc. 2000 Stock Option Plan to increase the number of shares that can be issued thereunder, and in the proxyholder’s discretion with respect to such other business or matters which might otherwise properly come before the meeting.

Voting, Quorum and Broker Non-Votes

      Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The three nominees receiving the highest number of votes “FOR” a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on each proposal is required for the adoption of each such proposal (other than the election of directors). Abstentions and non-votes will have no effect on the voting with respect to any proposal as to which there is an abstention or non-vote. A non-vote may occur when a nominee holding Ordinary Shares for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

      The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls to, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Ordinary Shares are held of record by such entities.

Nominations for Directors for the Annual Meeting

      The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders (the “Nomination Procedures”). No person may be nominated by a shareholder for election as a director unless nominated in accordance with the Nomination Procedures. Under the Nomination Procedures, to have been considered timely for the Annual Meeting, a shareholder’s written notice of nomination must have been delivered to or mailed and received by the Secretary of the Company at the Company’s principal executive offices not earlier than April 3, 2003 and not later than May 3, 2003. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedures. For information related to application of the Nomination Procedures for the 2004 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2004 Annual Meeting.”

Shareholder Proposals for the Annual Meeting

      The Company’s Articles of Association set forth certain procedures relating to shareholders properly bringing business before the Annual Meeting (the “Proposal Procedures”). No shareholder proposal may be voted upon at the Annual Meeting unless brought in accordance with the Proposal Procedures. Under the Proposal Procedures, to have been considered timely for the Annual Meeting a shareholder must have delivered a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices not earlier than April 3, 2003 and not later than May 3, 2003. The chairman of the Annual Meeting shall, if the facts so warrant, determine that a shareholder’s proposal was not properly brought before the Annual Meeting if the Proposal Procedures are not followed. For information related to the application of the Proposal Procedures for the 2004 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Shareholder Proposals and Director Nominations for the 2004 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table contains certain information regarding all persons who were the beneficial owners of more than 5% of the outstanding Ordinary Shares, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption “Compensation of Executive Officers” (we refer to all these officers as the “Named Executive Officers”) and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the “SEC”), or based upon the actual knowledge of the Company, and is as of the Record Date unless otherwise indicated in the footnotes.

	Amount and Nature of
	Beneficial Ownership(1)

	Number of
	Ordinary Shares	Right to	Percent of
Name	Owned(1)	Acquire(2)	Class(1)(2)

United Services Technologies Limited(3)	9,269,345	—	30.3%
Union-Transport Holdings Inc.(4)	1,813,225	—	5.9%
PTR Holdings Inc.(5)	3,304,501	—	10.8%
T. Rowe Price Associates, Inc.(6)	2,978,800	—	9.7%
Class “A” Directors:
Alan C. Draper	622,342	154,254	2.5%
Allan M. Rosenzweig	—	13,000	*
Class “B” Directors:
Peter Thorrington(7)	741,637	88,723	2.7%
J. Simon Stubbings	3,303	9,952	*
Leon J. Level	1,000	11,000	*
Class “C” Directors:
Roger I. MacFarlane(8)	741,637	88,723	2.7%
Matthys J. Wessels(9)	2,150,531	88,723	7.3%
William H. Davidson	2,500	11,000	*
Other Named Executive Officers:
Gene Ochi	42,009	47,444	*
John S. Hextall	34,701	45,162	*
All directors and executive officers as a group (12 persons)(10)	4,369,661	630,623	16.3%

*	Less than one percent.

(Footnotes set forth on the next page.)

(Footnotes from the preceding page.)

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. In certain cases, voting and investment power may be shared by spouses under applicable law.

(2)	Indicates shares subject to options exercisable within 60 days of the Record Date.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, United Service Technologies Limited, a British Virgin Islands company (which we refer to as Uniserv), is the registered holder of the shares indicated in the above table. PTR Holdings Inc., a British Virgin Islands company (which we refer to as PTR Holdings), owns approximately 39% of Uniserv, but disclaims beneficial ownership of any Ordinary Shares held by Uniserv. Mr. Wessels is the Chairman of the Board of Uniserv, but disclaims beneficial ownership of any Ordinary Shares held by Uniserv. Uniserv’s business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. Uniserv is a publicly listed company in South Africa traded on the Johannesburg Stock Exchange whose primary assets are the Ordinary Shares which it holds.

(4)	Union-Transport Holdings Inc., a British Virgin Islands company (which we refer to as UT Holdings), is the registered holder of the shares indicated in the above table. UT Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is the owner of 56% of the securities of UT Holdings and each of Messrs. MacFarlane and Thorrington is the owner of 11% of the securities of UT Holdings. Two irrevocable trusts formed under the laws of California, one established for the descendents of each of Messrs. MacFarlane and Thorrington, are each the owners of 11% of the outstanding securities of UT Holdings. The independent trustees of such trusts have the power to make decisions with regard to their UT Holdings securities. Pursuant to separate voting agreements between UT Holdings and its shareholders, UT Holdings agreed to vote the UTi Ordinary Shares held by it as directed by its shareholders in proportion to their interests in UT Holdings as follows:

Shareholder	Number of Shares

PTR Holdings	1,015,405
Mr. MacFarlane	199,455
Mr. Thorrington	199,455
Trust for MacFarlane descendants	199,455
Trust for Thorrington descendants	199,455

Mr. MacFarlane and Mr. Thorrington disclaim beneficial ownership of the UTi Ordinary Shares held by UT Holdings to the extent such holdings exceed the number of Ordinary Shares that may be indirectly voted by them.

(5)	Listed in the above table are the 1,491,276 Ordinary Shares registered in the name of PTR Holdings and the 1,813,225 Ordinary Shares registered in the name of UT Holdings. PTR Holdings’ business address is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. PTR Holdings is indirectly owned by holding companies indirectly controlled by Mr. Wessels, Mr. MacFarlane and Mr. Thorrington and by the Anubis Trust, a Guernsey Islands trust. Under a 2000 voting arrangement, the trust has the power to vote a majority of the outstanding shares of PTR Holdings although it disclaims beneficial ownership of the shares held by PTR Holdings. Pursuant to separate voting agreements between PTR Holdings and its shareholders, PTR Holdings agreed to vote the UTi Ordinary Shares held directly by PTR Holdings and the UTi Ordinary Shares held by UT Holdings which PTR Holdings may vote, as directed by the shareholders of PTR Holdings in proportion to their interests in PTR Holdings. The voting rights of the Anubis Trust under its agreement with PTR Holdings were assigned to Mr. Wessels. Accordingly, the indirect shareholders of PTR Holdings have the voting power (but not investment or dispositive power) over the following UTi Ordinary Shares:

Shareholder	Number of Shares

Mr. MacFarlane	542,182
Mr. Thorrington	542,182
Mr. Wessels	1,422,317

PTR Holdings disclaims beneficial ownership of the UTi Ordinary Shares held by UT Holdings. Each of Mr. MacFarlane, Mr. Thorrington and Mr. Wessels disclaim beneficial ownership of the UTi Ordinary Shares held by PTR Holdings to the extent such holdings exceed the number of shares that may be indirectly voted by them. In addition, Mr. Wessels disclaims beneficial ownership of the UTi Ordinary Shares which he is entitled to vote by reason of the assignment by the Anubis Trust of its rights under the voting agreements mentioned above.

(6)	Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2003, by T. Rowe Price Associates, Inc. (Price Associates). Price Associates’ business address as listed in the amendment to the Schedule 13G is 100 East Pratt Street, Baltimore, Maryland, 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Includes the UTi Ordinary Shares which Mr. Thorrington has the power to vote pursuant to the voting agreements described in footnotes (4) and (5) above. Excludes 199,455 shares which may be voted by the irrevocable trust established for Mr. Thorrington’s descendents as Mr. Thorrington disclaims beneficial ownership of such shares.

(8)	Includes the UTi Ordinary Shares which Mr. MacFarlane has the power to vote pursuant to the voting agreements described in footnotes (4) and (5) above. Excludes 199,455 shares which may be voted by the irrevocable trust established for Mr. MacFarlane’s descendents as Mr. MacFarlane disclaims beneficial ownership of such shares.

(9)	Includes the UTi Ordinary Shares registered in the name of a holding company indirectly controlled by Mr. Wessels. Also includes the UTi Ordinary Shares which Mr. Wessels has the power to vote pursuant to the voting agreements described in footnotes (4) and (5) above.

(10)	This number includes the UTi Ordinary Shares over which Messrs. Wessels, MacFarlane and Thorrington have voting power by virtue of the voting agreements described in footnotes (4) and (5) above.

ELECTION OF DIRECTORS

(Proposal 1)

      Under the Company’s Articles of Association, which provide for a “classified” board of directors, three persons, Roger I. MacFarlane, Matthys J. Wessels and William H. Davidson, have been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2006 and until their respective successors are duly elected.

      The Company’s Articles of Association currently provide for a total of eight directors. Currently, there are two Class “A” directors (Alan C. Draper and Allan M. Rosenzweig), whose terms expire at the 2004 annual meeting of shareholders; three Class “B” directors (Peter Thorrington, J. Simon Stubbings and Leon J. Level), whose terms expire at 2005 annual meeting of shareholders; and three Class “C” directors (Messrs. MacFarlane, Wessels and Davidson), whose terms expire at the Annual Meeting.

      Each of the nominees presently serves as a Class “C” director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

      Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the nominees listed below. The Board of Directors unanimously recommends a vote for the election of Messrs. MacFarlane, Wessels and Davidson as Class “C” directors.

Information About Class “C” Director Nominees

      The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting and business experience during the past five years:

		Director
Name	Age	Since	Principal Occupation and Other Information

Roger I. MacFarlane	58	1995	Mr. MacFarlane has served as our Chief Executive Officer since May 2000. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. From 1987 to 1993, Mr. MacFarlane served in various executive capacities, including Joint Chief Executive, for BAX Global, a subsidiary of The Brink’s Company, a New York Stock Exchange traded company. From 1983 to 1987, Mr. MacFarlane served as a director and held various executive positions, including Chief Executive Officer, for WTC International N.V., an international freight forwarder which was acquired by BAX Global in 1987. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

		Director
Name	Age	Since	Principal Occupation and Other Information

Matthys J. Wessels	58	1995	Mr. Wessels has served as our Chairman of the Board of Directors since January 1999 and has been our Chief Executive Officer African Region since 1995. Mr. Wessels served as our Chief Executive Officer from 1998 to April 2000. Since 1987, Mr. Wessels has served as the Chairman for Uniserv, a publicly listed company in South Africa and a substantial holder of our Ordinary Shares. From 1984 to 1987, Mr. Wessels served in various executive capacities for WTC International N.V. Mr. Wessels received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.
William H. Davidson	51	2001	Dr. Davidson served as a tenured Professor of Management at the Marshall School of Business, University of Southern California from 1988 to 1997. Dr. Davidson founded MESA Research, a management consulting firm acquired by Deloitte & Touche LLP in 1996. He had leadership responsibilities in Deloitte & Touche LLP’s telecom and media management consulting practice from 1996 to 1998, and has served as a partner in four venture capital funds, focusing on emerging telecom and technology ventures. He serves on several private company boards. Dr. Davidson earned an A.B. in economics, an M.B.A. and a doctorate in business administration, all from Harvard University.

Information About Directors Whose Terms Continue

      The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “A” or Class “B” Directors and are continuing in office as directors of the Company:

Class “A” Directors — Terms Expiring at 2004 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Alan C. Draper	50	1995	Mr. Draper has served as our President-Asia Pacific Region since January 1996 and an Executive Vice President since May 2000. From 1993 to 1996, Mr. Draper served as the Senior Vice President Finance of one of our predecessor corporations. From 1990 to 1994, Mr. Draper served as the President of Transtec Ocean Express Company, an international ocean freight forwarding company, which was also one of our predecessors. From 1987 to 1990, Mr. Draper served as the Managing Director of BAX Global (UK) and was responsible for its activities in Europe. From 1983 to 1987, Mr. Draper served in various executive capacities for WTC International N.V. Mr. Draper, as a Rhodes Scholar, graduated with a Masters of Philosophy from Oxford University and an Alpha Beta pass. Mr. Draper received a Bachelor of Commerce degree from the University of Natal and is a qualified chartered accountant in South Africa.

		Director
Name	Age	Since	Principal Occupation and Other Information

Allan M. Rosenzweig	48	2000	Mr. Rosenzweig is a member of our audit and compensation committees. Mr. Rosenzweig was the Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. Mr. Rosenzweig served as a director of OpenTV Corp., a Nasdaq National Market System and Amsterdam Stock Exchange listed company from 1999 to August 2002. Since August 2002, Mr. Rosenzweig has been a consultant. Mr. Rosenzweig also serves as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. Before joining MIH Limited in 1996, Mr. Rosenzweig was the director of corporate finance of NetHold. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

Class “B” Directors — Term Expiring at 2005 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information

Peter Thorrington	57	1995	Mr. Thorrington has served as our President and Chief Operating Officer since May 2000. From 1995 to April 2000, Mr. Thorrington served as our Chief Executive Officer of the European Region and was responsible for overseeing our operations in Europe. From 1993 to 1995, Mr. Thorrington served as the Chief Executive of the European Division of one of our predecessor corporations, and was responsible for overseeing its operations in Europe. From 1987 to 1993, Mr. Thorrington served in various executive capacities, including Joint Chief Executive of BAX Global. From 1983 to 1987, Mr. Thorrington served as a director and held various executive positions, including President, for WTC International N.V. Mr. Thorrington received a Bachelor of Science degree from the University of Natal and an M.B.A. from the University of Cape Town.
J. Simon Stubbings	58	1998	Mr. Stubbings is a member of our audit and compensation committees. He currently serves as chairman of our compensation committee. Since 1997, Mr. Stubbings has been self-employed as a consultant providing legal services. Since August 1999, Mr. Stubbings has served as a non-executive director of Hitachi Credit (UK) PLC, a company listed on the London Stock Exchange. From 1993 to 1997, Mr. Stubbings served as the managing partner for Theodore Goddard, a law firm in London, England. Mr. Stubbings received an Honors Degree in History and Political Science from the University of Dublin. Mr. Stubbings qualified as a solicitor in England and Wales in 1972.

		Director
Name	Age	Since	Principal Occupation and Other Information

Leon J. Level	62	2001	Mr. Level is a member of our audit and compensation committees. He currently serves as chairman of our audit committee. Mr. Level has been the Vice President, Chief Financial Officer and a director of Computer Sciences Corporation, a New York Stock Exchange listed company, since 1989. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation) and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both B.B.A. and M.B.A. degrees from the University of Michigan.

Information About Our Executive Officers

      The executive officers of the Company are Messrs. MacFarlane, Wessels, Thorrington and Draper, and Lawrence R. Samuels, Gene Ochi, Linda C. Bennett and John S. Hextall. Messrs. MacFarlane, Wessels, Thorrington and Draper are also directors of the Company, and their business biographies are contained above. The business experience of the Company’s other executive officers are described below.

Name	Age	Principal Occupation and Other Information

Lawrence R. Samuels	46	Mr. Samuels has served as our Senior Vice President-Finance and Secretary since 1996 and Chief Financial Officer since May 2000. From 1989 to May 2003, Mr. Samuels served as the Secretary of Uniserv. From 1993 to 1995, Mr. Samuels served as the Financial Director of, and from 1987 to 1993 as the Financial Manager of, Pyramid Freight (Proprietary) Ltd., one of our subsidiaries. From 1984 to 1987, Mr. Samuels served as the Financial Manager of Sun Couriers, the Company’s express courier operation in South Africa. From 1982 to 1984, Mr. Samuels served as the Financial Manager for Adfreight (Pty) Ltd., an express courier operation in South Africa, which was merged into Sun Couriers in 1984. Mr. Samuels received a Bachelor of Commerce degree from the University of the Witwatersrand and is a qualified chartered accountant in South Africa.
Gene Ochi	53	Mr. Ochi has served as our Senior Vice President-Marketing and Global Growth since 1998. From 1993 to 1998, Mr. Ochi served as the Regional Vice President, Western U.S.A., of Union-Transport Corporation, one of our subsidiaries. From 1989 to 1992, Mr. Ochi served as the Senior Vice President of Marketing of BAX Global. From 1982 to 1989, Mr. Ochi served in various executive capacities for Flying Tigers, a cargo airline. From 1979 to 1982, Mr. Ochi served as the Vice President of Marketing for WTC Air Freight. Mr. Ochi received a Bachelor of Science degree from the University of Utah and an M.B.A. from the University of Southern California.

Name	Age	Principal Occupation and Other Information

Linda C. Bennett	52	Ms. Bennett has served as our Senior Vice President and Chief Information Officer since April 2000. From August 1995 to February 2000, Ms. Bennett served as the Director, Information Technology and later as the Vice President, Information Technology for Pinkerton’s, Inc., a security guard, consulting, investigation and security system integration company. Ms. Bennett received a Bachelor of Arts degree from Pepperdine University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
John S. Hextall	46	Mr. Hextall has served as our President-Europe, Middle East and North Africa Region since May 2001. From 2000 to 2001, Mr. Hextall served as the Managing Director Atlantic Region. From 1997 to 2000, Mr. Hextall served as the Managing Director of Union Air Transport Ltd, U.K., one of our subsidiaries. From 1993 to 1997, Mr. Hextall served as the Managing Director of Union-Transport N.V., Belgium, one of our subsidiaries. Mr. Hextall received both a Bachelor of Science and Bachelor of Science in Commerce degrees from the University of Aston.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

      The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee and a Management Committee whose functions are briefly described below.

      During the fiscal year ended January 31, 2003 (the “Fiscal Year” or “Fiscal 2003”), the Board of Directors met on 7 occasions, including telephonic meetings.

      Audit Committee. The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) independent auditors. The Audit Committee evaluates the performance of the independent auditors, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The members of the Audit Committee are Messrs. Level, Rosenzweig and Stubbings. The Company believes that each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules. The Audit Committee met 7 times during the Fiscal Year. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is set forth as Appendix A to this Proxy Statement.

      Compensation Committee. The Compensation Committee is responsible for making determinations regarding salaries, bonuses and option grants and other compensation for our officers and key employees. The Compensation Committee reviews and recommends to the Board of Directors policies regarding the compensation packages needed to attract, retain and motivate employees. The members of the Compensation Committee are Messrs. Level, Rosenzweig and Stubbings. The Compensation Committee met 5 times during the Fiscal Year.

      Management Committee. The Management Committee is responsible for the effective and successful management of the Company with the authority delegated to it from time to time by the Board. The Management Committee is empowered to act when the Board of Directors is not in session within the specific powers and limitations prescribed by the entire Board. The members of the Management Committee are Messrs. MacFarlane, Wessels, Thorrington and Draper. The Management Committee met several times throughout the Fiscal Year, including telephonic and informal meetings.

      Each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

Compensation of Directors

      Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

      Cash Compensation. Each non-employee director is entitled to receive an annual retainer of $30,000 for service on the Board and $5,000 for service on each Board committee. In addition, non-employee directors are entitled to receive meeting fees of $2,000 for each Board meeting attended in person and $1,000 for each Board meeting attended by phone.

      In addition to their directors fees, Mr. Stubbings was paid $46,682 and Mr. Davidson’s consulting firm was paid $55,065 for consulting services rendered during Fiscal 2003. Such consulting services are terminable at will.

      Non-Employee Directors Share Option Plan. The Company’s Non-Employee Directors Share Option Plan provides that the Company shall grant options to purchase Ordinary Shares to each non-employee director. Under this plan, non-employee directors receive an initial grant to purchase 15,000 Ordinary Shares on the day they join the Board of Directors. The plan also provides that each non-employee director is to receive options to purchase 3,000 Ordinary Shares on the date of each of the Company’s annual meetings, excluding the annual meeting in the year the director joins the Board. The option exercise price is equal to the fair market value of the underlying Ordinary Shares on the grant date. Options granted under the plan vest in three annual increments, beginning one year from the grant date, and expire ten years from the grant date unless terminated earlier as provided for in the plan. At the close of the Company’s Annual Meeting of shareholders held in July 2002, each of the Company’s non-employee directors was granted an option to purchase 3,000 Ordinary Shares at an exercise price of $19.70 per share.

APPROVAL OF AN AMENDMENT TO THE UTi WORLDWIDE INC.

2000 STOCK OPTION PLAN

(Proposal 2)

Background

      The Board of Directors previously adopted, and the shareholders previously approved, the UTi Worldwide Inc. 2000 Stock Option Plan (the “Plan”). The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Company to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company or such directors, advisors and consultants to remain in the service of the Company, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

      The Board of Directors has adopted, subject to shareholder approval, an amendment to the Plan to increase the number of Ordinary Shares that may be issued upon exercise of options under the Plan from 2,359,109 to 3,859,109 (the “Share Amendment”).

      The Company has registered with the SEC on a Form S-8 Registration Statement the 2,359,109 Ordinary Shares currently issuable under the Plan. If the Share Amendment is approved by the shareholders, the Board intends to cause the additional Ordinary Shares that will become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the Commission at the Company’s expense.

      Currently, the aggregate number of Ordinary Shares which may be issued upon the exercise of options under the Plan at any time shall not exceed 2,359,109 Ordinary Shares. As of May 23, 2003, options to purchase 2,356,703 Ordinary Shares had been awarded and not cancelled. Of such options, options to purchase 107,138 Ordinary Shares had been exercised and options to purchase 2,249,565 Ordinary Shares remain outstanding with exercise prices ranging from $12.49 to $24.78 per share, leaving options to purchase 2,406 Ordinary Shares remaining to be issued under the Plan.

      The Board of Directors continues to believe that the Plan is an important factor in attracting, retaining and motivating employees, directors, advisors and consultants of the Company and its subsidiaries. In light of the number of employees of the Company and its subsidiaries and the fact that the Company expects in the future to make acquisitions resulting in the hiring of additional employees, the Board of Directors recognizes the need for an additional number of Ordinary Shares which may be issued under the Plan.

      In view of the foregoing, the Board of Directors believes that it is appropriate to increase the number of Ordinary Shares which may be issued under the Plan in the form of an amendment to the Plan to be presented to the shareholders. Accordingly, the Board of Directors has adopted, subject to shareholder approval, the Share Amendment to the Plan, which amends Section 6 of the Plan to increase the aggregate number of Ordinary Shares which may be issued upon exercise of options under the Plan by 1,500,000 Ordinary Shares, from 2,359,109 to 3,859,109 Ordinary Shares. If the Share Amendment is not approved by the shareholders at the Annual Meeting, the Plan will remain in effect; however, as stated above, options to purchase only 2,406 Ordinary Shares remained available for grant as of May 23, 2003.

      If the Share Amendment is approved by the shareholders at the Annual Meeting, the shareholders will suffer further dilution upon the exercise of future option exercises granted under the Plan. In addition, as of May 23, 2003, an aggregate of 689,062 reserved but unissued Ordinary Shares were available for issuance pursuant to future options under the Non-Employee Directors Share Option Plan and future purchases under the 2000 Employee Share Purchase Plan. As of May 23, 2003, a total of 401,256 issued and outstanding Ordinary Shares were held in Guernsey Island trusts established for the Union-Transport Share Incentive Plan and the Union-Transport Executive Share Plan.

      The Board of Directors unanimously recommends the shareholders vote for approval of the Share Amendment to the Plan. The affirmative vote of the holders of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval of this proposal.

Summary of the Plan

      The Plan is set forth in full as Appendix B to this Proxy Statement and is summarized below. The following summary is not intended to be complete and reference should be made to Appendix B for a complete statement of the terms and provisions of the Plan. Capitalized terms used in this Summary and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

Purpose

      The Plan is intended to provide incentives to employees, directors, advisors and consultants of the Company, to encourage proprietary interest in the Company, to encourage the employees to remain in the employ of the Company or such directors, advisors and consultants to remain in the service of the Company, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

Shares Subject to the Plan

      The Plan currently provides that no more than 2,359,109 Ordinary Shares may be issued upon exercise of options granted under the Plan. If this Proposal 2 is adopted by the shareholders, this number will increase to 3,859,109 Ordinary Shares. The number of shares available for grant and previously granted but unexercised options are subject to adjustments as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. Upon the full or partial payment of any purchase price by the transfer to the Company of Ordinary Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of Ordinary Shares, there shall be deemed to have been issued or transferred under the Plan only the net number of Ordinary Shares actually issued or transferred by the Company. In the event any outstanding option granted under the Plan for any reason expires or is cancelled or terminated, the shares allocable to the unexercised portion of such option shall again be available to be granted as options under the Plan.

Options

      Options granted under the Plan may be options that are intended to qualify as incentive stock options (“ISOs”) or options that are not intended to so qualify or combinations thereof. The exercise price in the case of ISOs granted to participants, who at the time of grant, own more than ten percent (10%) of our Ordinary Shares, shall not be less than one hundred ten percent (110%) of the fair market value on the grant date. The exercise price in the case of ISOs granted to all other persons shall be not less than the fair market value on the grant date. In the case of nonstatutory stock options, the exercise price shall be not less than eighty-five percent (85%) of the fair market value on the grant date. The purchase price for options is payable in United States dollars upon the exercise of the option; or, if the applicable option agreement so provides, or if the Administrator in its sole discretion otherwise approves, the purchase price may (to the extent permitted by applicable law) be paid by the surrender of Ordinary Shares in good form for transfer, owned by the person exercising the option and having a fair market value on the date of exercise equal to the purchase price.

      No options may be exercised more than ten years from the date of grant, except that no options that are intended to qualify as ISOs may be exercised more than five years from the date of grant. Each grant may provide for the earlier exercisability of the options in the event of retirement, death or disability of the participant or a change in control of the Company.

      As of May 23, 2003, the market value (based on the closing price as indicated on The Nasdaq Stock Market) of one Ordinary Share was $28.15 per share.

Administration

      The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a committee of two or more directors which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the committee. The Board, or the committee, whichever is administering the Plan from time to time is called the “Administrator.”

      The Administrator shall from time to time at its discretion select those who are to be granted options, determine the number of Ordinary Shares to be subject to options to be granted to each optionee and designate such options as ISOs or nonstatutory stock options. The Administrator has full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all option agreements. At the sole discretion of the Administrator, any option granted under the Plan may be exercisable, in whole or in part, and immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan (including, without limitation, restrictions on the exercise of an option) that the Administrator shall deem advisable in its sole and absolute discretion. Within the limits of the Plan, the Administrator may modify options, renew outstanding options or accept the cancellation of outstanding options for the granting of new options and substitution therefore.

Eligibility

      Employees (who may be officers, whether or not they are directors) of the Company or of a subsidiary of the Company, non-employees to whom an offer of employment has been extended, directors (including non-employee directors), advisors and consultants of the Company or a subsidiary of the Company may be selected to receive options under the Plan. As of the Record Date, substantially all of the approximately 10,400 employees (including officers) of the Company and its subsidiaries and the Company’s 4 non-employee directors were eligible to participate in the Plan. As of such date, no advisors or consultants had been granted options under the Plan.

Transferability

      Options awarded under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution.

Limitation on Number of Options

      At no time may options granted to any participant under the Plan exceed 1,179,555 Ordinary Shares, subject to certain adjustments as described below.

Adjustments

      The Administrator may make or provide for such adjustments in the limit on the total number of options one person can be granted, the exercise price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by the Plan and outstanding options as the Administrator in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator also shall make or provide for such adjustment in the number or kind of Ordinary Shares or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each participant as the Administrator in its sole discretion, shall determine is appropriate to reflect any transaction or event described above. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan.

      In addition, in the event of a Change of Control (as defined in the Plan), the Administrator may, in its sole discretion: (i) accelerate the exercise dates and vesting of outstanding options; (ii) pay cash in exchange for the cancellation of outstanding options; or (iii) make other adjustments or amendments to the Plan and outstanding options and substitute new options for outstanding options. These actions may be taken without obtaining shareholder approval or the consent of any person granted options under the Plan.

Amendments

      The Board of Directors may from time to time, with respect to any Ordinary Shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Company’s shareholders, no such revision or amendment shall: (a) be made if shareholder approval is required by applicable law, regulation or the requirements of NASDAQ or any exchange or interdealer network where the Ordinary Shares are trading; (b) increase the number of Ordinary Shares which may be issued under the Plan; or (c) amend the amendment section of the Plan to defeat its purpose.

      Notwithstanding the foregoing, the Administrator may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Tax Consequences

      The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

United States Tax Laws

      In general no income will be recognized under the United States Internal Revenue Code by a participant at the time a nonstatutory stock option is granted. At the time a nonstatutory stock option is exercised, ordinary income will be recognized under the United States Internal Revenue Code by a participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the exercise date. At the time of sale of shares acquired pursuant to the exercise of a nonstatutory stock option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      No income generally will be recognized under the United States Internal Revenue Code by an optionee upon the grant or exercise of an ISO. There are no tax consequences under the United States Internal Revenue Code to an optionee upon exercise of an incentive stock option, except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the Ordinary Shares are not disposed of within two years from the date the incentive stock option was granted and within one year after the shares are transferred to an optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If the above-described holding period requirements are not met, then a “disqualifying disposition” occurs and (i) any gain in an amount equal to the lesser of the fair market value of the shares on the date of exercise minus the option exercise price is taxed as ordinary income to the optionee (and the Company is entitled to a corresponding deduction in an amount equal to the optionee’s ordinary include at that time) and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as long-term capital gain if the optionee held the shares for more than one year.

Tax Laws in Other Countries Differ from Those in the United States

      In certain countries, options under the Plan may be taxable at the time the options are granted or when the options vest. In certain jurisdictions, options may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes.

General Tax Law Considerations

      The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent shareholders. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an option or underlying shares issued under the Plan.

Outstanding Option Grants

      The following table summarizes options issued and outstanding under the Plan as of May 23, 2003 with respect to individuals and groups indicated:

		Weighted Average
	Shares Underlying	Exercise Price
Name and Position	Outstanding Options	Per Share

Roger I. MacFarlane	158,297	$16.06
Chief Executive Officer
Peter Thorrington	158,297	$16.06
President and Chief Operating Officer
Alan C. Draper	289,359	$15.77
Executive Vice President and President — Asia Pacific Region
Gene Ochi	84,925	$15.28
Senior Vice President — Marketing and Global Growth
John S. Hextall	66,213	$16.61
President — Europe, Middle East and North Africa Region
All current executive officers as a group (8 persons)	1,035,579	$15.80
All current directors who are not executive officers as a group (4 persons)	3,350	$18.13
All other current employees (including all current officers who are not executive officers) as a group	1,210,636	$17.38

New Plan Benefits

      The amounts to be awarded in the future under the Plan are not determinable at this time and it is not possible to determine the amounts which would have been received or allocated to eligible participants under the Plan.

INDEPENDENT AUDITORS

      The Audit Committee has selected the firm of Deloitte & Touche LLP (“Deloitte”) to act as independent auditors for the fiscal year ending January 31, 2004. The Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. Deloitte has served as independent auditors for the Company since 1993. Deloitte has advised us that it has no direct or indirect financial interest in our Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Relationship of the Company with Independent Auditors

      Audit Fees. Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, billed the Company $1,781,466 in aggregate fees for the 2003 annual audit and for review of the Company’s financial statements included in its filings and submissions to the SEC.

      All Other Fees. Deloitte billed the Company $210,141 for all other services for Fiscal 2003, which included audit-related services of approximately $85,000 and non-audit services of $125,141. Audit-related services generally include fees for consents and comfort letters.

      The Audit Committee considered whether, and determined that, the auditors’ provision of other non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 31, 2003 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte with that firm.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2003 for filing with the SEC.

Submitted by the Audit Committee:

Leon J. Level
Allan M. Rosenzweig
J. Simon Stubbings

COMPENSATION OF EXECUTIVE OFFICERS

      The following table discloses information regarding compensation earned during the last three fiscal years by Mr. MacFarlane, the Company’s Chief Executive Officer, and the four most highly-compensated executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2003 and whose salary and bonus exceeded $100,000. We refer to all of these officers as the “Named Executive Officers.” The compensation information for individuals residing outside the United States has been converted into US dollars using the average exchange rate for the applicable fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation(1)		Securities
	Fiscal			Underlying	All Other
	Year	Salary($)	Bonus($)(2)	Options(#)	Compensation(#)(3)

Roger I. MacFarlane	2003	346,154	240,000	60,000	5,552
Chief Executive Officer	2002	375,000	—	—	8,336
	2001	345,865	75,000	98,297	8,740
Peter Thorrington	2003	346,154	240,000	60,000	6,649
President and Chief Operating	2002	375,000	—	—	8,120
Officer	2001	345,865	60,000	98,297	8,740
Alan C. Draper	2003	260,536	240,000	60,000	26,054
Executive Vice President and	2002	243,354	—	—	24,335
President — Asia Pacific Region	2001	261,395	100,000	229,359	26,139
Gene Ochi	2003	236,000	75,000	32,500	6,553
Senior Vice President — Marketing	2002	235,000	65,000	—	8,052
and Global Growth	2001	266,404	40,000	52,425	8,649
John S. Hextall	2003	216,730	60,837	40,000	36,502
President — Europe, Middle East	2002	193,966	57,471	—	12,124
and North Africa Region	2001	175,310	36,523	26,213	2,191

(1)	The amount of prerequisites and other personal benefits received by each of the Named Executive Officers for the years indicated did not exceed the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, which represents the threshold reporting amounts.

(2)	Bonus amounts are disclosed in the fiscal year in which they are paid. Bonus amounts disclosed for Fiscal 2003 include bonuses earned for the 2001 and 2002 fiscal years and which were paid during Fiscal 2003.

(3)	The items reported in this column for Fiscal 2003 represent contributions by the Company to a 401(k) plan for Messr. MacFarlane, Thorrington and Ochi and to retirement benefit plans for Messrs. Draper and Hextall.

Stock Options

      Stock Option Grants. The following table shows all stock option grants to the Named Executive Officers during Fiscal 2003.

Option Grants in Last Fiscal Year

	Individual Grants

	Number of				Potential Realizable Value at
	Securities	Percent of			Assumed Annual Rates of
	Underlying	Total Options	Exercise		Stock Price Appreciation for
	Options	Granted to	or Base		Option Term(2)
	Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Roger I. MacFarlane	60,000	8.2	19.00	6/05/2012	716,940	1,816,865
Peter Thorrington	60,000	8.2	19.00	6/05/2012	716,940	1,816,865
Alan C. Draper	60,000	8.2	19.00	6/05/2012	716,940	1,816,865
Gene Ochi	32,500	4.4	19.00	6/05/2012	388,342	984,135
John S. Hextall	40,000	5.4	19.00	6/05/2012	477,960	1,211,243

(1)	All options to purchase Ordinary Shares were granted under the Plan with an exercise price equal to fair market value on the date of grant. Such options become exercisable in four equal annual increments commencing one year from the date of grant. All options have a term of ten years, subject to earlier termination in connection with termination of the optionee’s employment. The Administrator of the Plan has broad discretion and authority to construe and interpret the Plan.

(2)	Potential realizable value is based on an assumption that our Ordinary Shares appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future share price growth.

      Option Exercises/ Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers at the end of Fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Values

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at Fiscal Year End		In-The-Money Options at
	on		(#)		Fiscal Year End ($)(2)
	Exercise	Value
Name	(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger I. MacFarlane	—	—	49,148	109,149	468,380	756,390
Peter Thorrington	—	—	49,148	109,149	468,380	756,390
Alan C. Draper	—	—	114,679	174,680	1,017,202	1,305,213
Gene Ochi	—	—	26,212	58,713	283,876	439,887
John S. Hextall	—	—	28,608	58,274	450,893	436,927

(1)	None of the Named Executive Officers exercised any options during Fiscal 2003.

(2)	The amounts in this column are calculated using the closing market price of the Company’s Ordinary Shares on January 31, 2003 and the option exercise prices.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      Our executives serve at the pleasure of the board of directors, subject to the terms of any written agreements. In September 2000, we approved employment agreements with Messrs. MacFarlane, Wessels,

Thorrington and Draper. Under the agreements, each executive agrees to serve as one of our executives and in the other positions which we may reasonably request. The agreements have substantially similar terms except that the annual compensation under the agreements for each executive is different and Messrs. Wessels and Draper each receive an automobile allowance. Commencing February 1, 2001 and each February 1 thereafter, the employment term under each agreement automatically extends for one additional year. Under the agreements, the executives are entitled to a minimum of twelve months severance in the event we terminate their employment without cause or they resign for good reason. For a period of one year following a change in control, the executives are entitled to 24 months severance if they are terminated without cause or they resign for good reason. In addition, if each executive is still employed by us after the one-year anniversary of a change of control, they are entitled to voluntarily resign and receive 24 months salary as severance. The agreements also contain nondisclosure and nonsolicitation provisions.

      In addition to the agreements described above, certain of the Company’s share option and share purchase plans contain termination or change of control provisions.

Equity Compensation Plan Information

      The following table sets forth information as of January 31, 2003 regarding the number of Ordinary Shares that may be issued pursuant to the UTi Worldwide Inc. 2000 Stock Option Plan, the UTi Worldwide Inc. 2000 Employee Share Purchase Plan and the UTi Worldwide Inc. Non-Employee Directors Share Option Plan. Each of these plans was approved by the Company’s shareholders. The table does not include the 1,500,000 additional Ordinary Shares that will be available for option grants under the UTi Worldwide Inc. 2000 Stock Option Plan if Proposal 2 is approved by the shareholders.

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities	Weighted-average	Future Issuance under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))

Equity compensation plans approved by security holders	2,153,008 (1)	$15.72	900,715 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,153,008	$15.72	900,715

(1)	Of these shares, 2,087,008 were subject to options then outstanding under the Plan and 66,000 were subject to options then outstanding under the Company’s Non-Employee Directors Share Option Plan. This number does not include the shares that may be purchased under the Company’s Employee Share Purchase Plan at the end of Fiscal 2003.

(2)	Of these shares, 211,653 were available for options which may be granted under the Plan, 334,000 shares were available for options which may be granted under the Non-Employee Directors Share Option Plan and 355,062 were available for issuance under the Company’s 2000 Employee Share Purchase Plan.

      The table above does not include a total of 412,039 Ordinary Shares held as of January 31, 2003 in the Guernsey Island trusts established for the Union-Transport Inc. Share Incentive Plan and the Union-Transport Executive Share Plan. The Share Incentive Plan was approved by the Company’s shareholders and permits participants to purchase Ordinary Shares at a price of not less than $9.69 per share. At the end of Fiscal 2003, 123,028 Ordinary Shares remained in this trust.

      The Executive Share Plan was established by one of the Company’s principal shareholders, but was never formally approved by the Company’s shareholders. A liaison committee consisting of the Company’s Chief Executive Officer and two other individuals makes recommendations to the trustee of the trust as to how options should be granted under this plan. Under this plan, options to purchase a total of 54,766 Ordinary Shares with exercise prices ranging from $1.99 to $3.87 were outstanding at the end of Fiscal 2003. Options to purchase 234,245 Ordinary Shares remained available for grant in this trust. Under the Executive Share Plan, options generally vest in four annual installments of 25% each starting on either the third or fourth anniversaries of the grant date. Options vest only so long as participants remain employees. Until such time as the options have vested, bonuses earned by a participant are to be paid directly to the trust to pay the option exercise price, unless the trustee decides to exempt such bonuses after consultation with the Company. The exercise price is to be set by the trustee with the Company’s consent and cannot be less than 40% of the fair market value of the granted shares on the grant date.

      The shares held in these two Guernsey Island trusts are shown on the face of the Company’s balance sheet but are excluded by the Company from the denominator when computing basic earnings per share. The Company includes potential dilutive Ordinary Shares in the denominator when computing diluted earnings per share.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Level, Rosenzweig and Stubbings. None of these individuals was an officer or employee of the Company at any time during Fiscal 2003 and none has ever served as an officer of the Company or any of its subsidiaries.

Report of the Compensation Committee

      This report of the Compensation Committee shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

General Compensation Philosophy

      The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the executives and support the business strategies and long-term plans of the Company. The Compensation Committee reviews and determines the compensation of the Company’s executive officers with this philosophy in mind. The Compensation Committee also takes into account individual performance, the performance of the operations directed by such individual, and the overall corporate performance of the Company.

      The Company’s executive compensation is generally based on the following three components:

      • base salary

      • incentive bonus

      • long-term incentives

      In designing and administering its executive compensation programs, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

Base Salary

      Each executive officer’s base salary is, in general, established on a basis which takes into account the executive’s responsibilities and duties. Base salaries are reviewed periodically and are believed to be generally competitive with other companies of comparable size and complexity within the Company’s industry. The base salaries of individual executives can and do vary based on a number of factors, such as the executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution.

      The employment agreements with each of Messrs. MacFarlane, Wessels, Thorrington and Draper provide that their respective annual salaries may be increased (but not decreased) in the sole discretion of the Board of Directors of the Company.

Incentive Bonuses

      Annual bonuses are determined for the executive officers and other selected senior managers based on the Company’s performance and each executive’s individual performance. The Company’s Management Committee, consisting of Messrs. MacFarlane, Wessels, Thorrington and Draper, makes recommendations to the Compensation Committee with regard to the bonuses for the other executive officers and senior managers.

      The Compensation Committee, however, retains the ultimate discretion and authority to determine the bonuses payable to all participants, including the members of the Management Committee.

      Bonuses earned by the Company’s executive officers for Fiscal 2002 and Fiscal 2001 were paid in Fiscal 2003. These bonuses were based largely on the Company’s overall financial performance, and to a lesser degree, on a subjective evaluation of individual job performance and the achievement of applicable performance targets. Bonuses for Fiscal 2003 have not yet been determined, but the Company believes it has accrued an amount sufficient to cover such bonuses when the bonuses for Fiscal 2003 are finally determined.

Long-Term Incentives

      The Compensation Committee views the grant of stock options to be the Company’s key long-term incentive reward program. The executive officers, as well as other employees, are eligible to receive grants of stock options pursuant to the Company’s stock option plans. Stock options are granted with an exercise price equal to the fair market value per share of the Company’s Ordinary Shares on the date of grant.

      In general, options granted to executive officers generally vest in four equal annual installments and have a term of ten years, unless otherwise terminated sooner in accordance with their terms. Awards of stock options are determined by the Compensation Committee with input from the Management Committee. The stock options granted to the Named Executive Officers in Fiscal 2003 are set forth in the table above entitled “Option Grants in Last Fiscal Year” on page 20.

Chief Executive Officer Compensation

      Roger I. MacFarlane became the Company’s Chief Executive Officer in May 2000 and the Company entered into an employment agreement with Mr. MacFarlane concerning his services as Chief Executive Officer effective September 2000. The agreement provides that he shall be eligible to participate in bonus programs made available to him in accordance with the terms of such plans.

      The Compensation Committee periodically reviews the annual base salary of the Company’s executive officers, including the base salary of the Chief Executive Officer. In February 2003 and based on the Compensation Committee’s assessment of Mr. MacFarlane’s contributions to the Company, Mr. MacFarlane’s annual base salary was increased to $400,000 and the increase was made retroactive to August 2002.

      During Fiscal 2003, Mr. MacFarlane received options to purchase 60,000 Ordinary Shares, at an excise price of $19.00. His options vest in four equal annual installments commencing one year from the date of grant. The bonus paid to Mr. MacFarlane in Fiscal 2003 was based on the Company’s performance for the 2001 and 2002 fiscal years. As of the date of this Proxy Statement, Mr. MacFarlane’s bonus for the Fiscal 2003 has not yet been determined.

Tax Law Limits On Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m) and such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

      In Fiscal 2003, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of all potential deductions for executive officer compensation in excess of $1,000,000.

Submitted by the Compensation Committee:

LEON J. LEVEL
ALLAN M. ROSENZWEIG
J. SIMON STUBBINGS

Performance Graph

      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following graph compares the cumulative total shareholder return on the Company’s Ordinary Shares for the period beginning when the Ordinary Shares were first registered under Section 12 of the Exchange Act (November 2, 2000) through January 31, 2003 with the accumulation total return on (a) the NASDAQ Market Index and (b) the NASDAQ Transportation Index. The Company assumes $100 was invested in each of the indices shown and assumes that all of the dividends were reinvested.

      The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of our Ordinary Shares.

Comparison of Cumulative Total Return

Description	11/02/00	01/31/01	01/31/02	01/31/03

UTi Worldwide Inc.	100	97	100	136
Nasdaq Stock Market	100	83	56	39
Nasdaq Transportation Index	100	109	128	110

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      During Fiscal 2003, Walter Mapham, Peter Thorrington’s brother-in-law, was employed by the Company as Director of Strategic Services. Mr. Mapham was paid an aggregate salary and bonus of $112,778 for his services during the Fiscal 2003.

      Pursuant to a registration rights agreement, PTR Holdings and UT Holdings, the holders of approximately 3,304,500 Ordinary Shares, are entitled to rights with respect to the registration of such shares under the Securities Act of 1933. Messrs. MacFarlane, Wessels and Thorrington have interests in these two companies. Under the agreement, in the event the Company elects to register any of our Ordinary Shares for specified purposes, the holders of the shares are entitled to include their Ordinary Shares in the registration. Such holders are also entitled to demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act of 1933 with respect to their Ordinary Shares. All expenses in connection with any registration, other than the underwriting discount and commissions, are to be paid by the Company. Pursuant to this agreement, PTR Holdings sold 1,150,000 Ordinary Shares in a public offering that closed in December 2002. The Company believes that the expenses which it paid on behalf of PTR Holdings in connection with the sale of such shares were less than $60,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      As we were a foreign private issuer during Fiscal 2003, our officers, directors and greater-than-ten-percent shareholders were not required to file such reports during Fiscal 2003. Initial statements of beneficial ownership were recently filed by certain officers, directors and shareholders of the Company to reflect the recent loss by the Company of its foreign private issuer status.

SUBMISSION OF SHAREHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2004 ANNUAL MEETING

Nominations for Directors for the 2004 Annual Meeting

      No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

      Nominations by shareholders must be made in written form the Secretary of the Company. Under the Nomination Procedures, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changes by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled.

      Therefore, in order to be timely for the 2004 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than April 1, 2004 and not later than May 1, 2004.

      To be effective, the written notice must include (a) the name and address of the shareholder who intends to make the nomination and of the persons to be nominated, (b) a representation that the shareholder is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors, (e) the consent of each nominee to serve as a director of the Company if so elected, and (f) if the shareholder intends to solicit proxies in support of such shareholder’s nominees, a representation to that effect.

Shareholder Proposals for the 2004 Annual Meeting

      Under the terms of the Proposal Procedures, to be properly brought to an annual meeting, business must be (a) by or at the direction of the Chairman of the Board of Directors or (b) by any shareholder who is a holder of record on the record date for such meeting and who complies with the Proposal Procedures.

      If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in the year 2004, you must submit such proposal to the Company no later than February 4, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

      In order to comply with the Proposal Procedures, a shareholder must deliver a written notice regarding the proposal to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting.

      Therefore, in order to be timely for the 2004 Annual Meeting, a shareholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than April 1, 2004 and not later than May 1, 2004. With respect to any proposal that a shareholder of the Company presents at the annual meeting of shareholders to be held in the year 2004 that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (a) we are notified of such proposal no later than April 19, 2004, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

      To be effective, the written notice must include, as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class and number of shares of the Company which are beneficially owned by such shareholder, (d) any material interest of such shareholder in such business, and (e) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

ANNUAL REPORT

      You may obtain, without charge, a copy of our Annual Report on Form 20-F for the fiscal year ended January 31, 2003, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 20-F, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Lawrence R. Samuels, Secretary.

OTHER MATTERS

      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

LAWRENCE R. SAMUELS
Chief Financial Officer and Secretary

Rancho Dominguez, California

June 3, 2003

EXHIBIT A

UTi WORLDWIDE INC.

AUDIT COMMITTEE CHARTER

Introduction

      The executive management of UTi Worldwide Inc. (the “Company”) is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, the Company has established an Audit Committee (the “Committee”) whose authority and responsibilities are described by this Charter.

Purpose and Responsibilities

      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In this regard, the Committee shall:

•	oversee the Company’s compliance with certain legal and regulatory requirements,

•	oversee the appointment, compensation, retention and oversight of the work of the Company’s independent auditors,

•	oversee the performance of the Company’s internal audit function and independent auditor, and

•	oversee the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics.

      The Committee shall also perform such other functions as the Board may delegate to the Committee from time to time.

      This Charter defines the Committee’s objectives, the range of its authority, the scope of its activities and its duties and responsibilities. The Charter is intended to give Committee members, management, external and internal auditors a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

      The Committee is to perform activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission (“SEC”) and any stock exchange or market on which the Company’s securities may be listed from time to time, and perform such other activities that are consistent with this Charter, the Company’s Memorandum and Articles of Association and governing laws, as the Committee deems necessary or appropriate. The Committee’s policies and procedures shall remain flexible, in order to monitor the Company’s compliance with laws, regulations and internal policies with respect to its corporate accounting and reporting practices.

Organization

Size, Composition and Term of Appointment

      The Audit Committee shall consist of no fewer than three directors each of whom shall be independent as required by the listing standards applicable to the Company’s securities. Further, no member of the Audit Committee may own or control more than 10% of the voting power of the Company’s ordinary shares. Each member must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement. When and as required by applicable listing standards, at least one member shall be an audit committee financial expert who shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board (“FASB”), SEC, and the National Association of Securities Dealers (“NASD”) or other regulatory body. The Board of Directors shall appoint the Audit Committee’s Chairperson and members annually and, when required, shall determine which member(s) are audit committee financial expert(s).

Meetings

      The Committee will meet periodically, and special meetings may be called when circumstances require. The Committee may meet in person or by telephone or video conference call. One regular meeting shall be held prior to the start of each regular annual audit to review the proposed scope of the audit, cost estimates and current developments in the accounting and regulatory areas that may affect the Company or its financial statements. The Committee shall record and keep minutes of all Committee meetings.

Quorum and Voting

      A majority of the Committee’s members shall constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

Report to the Board of Directors

      The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities. The Board will determine annually that the Committee’s members are independent, as required by the relevant rules and listing standards, and that the Committee has fulfilled its duties and responsibilities.

Authority

      The Committee derives its authority from the Memorandum and Articles of Association of the Company. The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities.

      Further, the Committee is granted the authority to, and shall, conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

Duties and Responsibilities

Independent Auditors

      The Committee has the sole authority to select, evaluate, engage, determine funding for and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed to the members for ratification to the extent required by law. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

      The Committee shall give prior approval of all audit services and any non-audit services permissible pursuant to the Sarbanes-Oxley Act of 2002 performed by the independent auditors for the Company. The Committee may establish pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service and such policies and procedures do not include delegation of any of the Committee’s responsibilities to the management of the Company.

      The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with applicable rules and requirements. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

      The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies (including accounts receivable and revenue recognition), controls over transactions, record keeping, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects.

      The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

      The Committee will confirm through discussions with the independent public accountants that no restrictions were placed by management on the scope of the examination or its implementation. The Committee will review with management and the independent public accountants the Company’s compliance with laws and regulations having to do with accounting and financial matters.

      The Committee and the Board should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

Financial Statements

      The Committee will review with management and the independent public accountants, the Company’s interim and year-end financial statements, including management’s discussion and analysis, and audit findings. Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with applicable rules and requirements. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Company’s annual report.

      The Committee will request from management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

      The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements. The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

      The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company’s financial statements and significant judgments affecting the financial statements; and the independent public accountants’ view of the quality of those principles and such judgments.

Private Discussions with Independent Public Accountants

      The Committee will meet privately with the independent public accountants, as may be necessary or advisable, to request their opinion on various matters including the Company’s accounting principles as applied in its financial reporting, and the performance of its financial and accounting personnel.

      The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

Areas Requiring Special Attention

      The Committee will instruct the independent public accountants and the Company’s management that the Committee expects to be advised if there are any areas that require special attention.

Post-Audit Review

      The Committee will review with management and the independent public accountants the annual Management Letter comments and management’s responses to each.

      The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

Litigation

      The Committee will discuss/ review with management, company counsel and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company’s financial statements.

Internal Audit

      The Committee will review the internal audit function of the Company.

Conflicts of Interest

      As required from time to time by the rules of the SEC, FASB and the NASD, the Committee or a comparable body of the Company’s Board of Directors shall conduct an appropriate review of all related party transactions on an on-going basis and all such transactions must be approved by the Committee or other comparable body of the Board.

Outside Advisors; Administrative Expenses

      The Committee may select, engage and determine funding for independent counsel and any other advisors as it deems necessary and appropriate as required by the Sarbanes-Oxley Act of 2002. In addition, the Committee is authorized to approve such ordinary administrative expenses as it deems necessary or advisable to carry out its duties.

Complaint Procedures

      As required by the listing standards applicable to the Company’s securities and other applicable rules, the Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Such procedures shall provide for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Committee Report

      As required by applicable rules, the Committee will prepare a report describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC and the NASD.

EXHIBIT B

UTi WORLDWIDE INC.

2000 STOCK OPTION PLAN, AS AMENDED

      1.     Purpose. The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Corporation to encourage proprietary interest in the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

      2.     Definitions. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

(a) “Administrator” shall mean the Board or the Plan Committee of the Board, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Change of Control” shall be deemed to have occurred if:

(i) the Shareholders of the Corporation approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Corporation’s assets and properties;

(ii) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Corporation or any “person” who as of the date this Plan is adopted by the Board, is a director or officer of the Corporation (including any trust of such director or officer), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that the following shall not constitute a “Change of Control” of the Corporation:

(a) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

(b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation;

(c) upon the death of any person who as of the date of this Agreement is a director or officer of the Corporation, the transfer (x) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (y) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Corporation beneficially owned by such director or officer of the Corporation; or

(iii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(iv) the Shareholders of the Corporation approve the dissolution of the Corporation or a definitive agreement to merge or consolidate the Corporation with or into another entity in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of the Corporation’s stock would be converted into cash, securities or other property of another entity, other than a merger of the Corporation in which holders of the Shares immediately prior to the merger own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving corporation or entity immediately following such merger.

(d) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(e) “Commission” shall mean the United States Securities and Exchange Commission.

(f) “Corporation” shall mean UTi Worldwide Inc., a British Virgin Islands International Business Company.

(g) “Disability” shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that a Disability exists.

(h) “Employee” shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation.

(i) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(j) “Exercise Price” shall mean the price per Share determined by the Administrator, at which an Option may be exercised.

(k) “Fair Market Value” shall mean the value of one (1) Share, determined as follows:

(i) If the Shares are (A) listed on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), the closing price as reported for composite transactions on the date of valuation, or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such Exchange on such date, or (B) traded on the National Market System (the “NMS”) of The Nasdaq Stock Market, Inc. (“NASDAQ”), the last sale price on the date of valuation, or if no sale occurred on that date, the last sale price on the business day immediately prior to the date of valuation, or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported on Nasdaq;

(ii) If the Shares are not traded on the Exchange or the NMS but are otherwise traded over-the-counter in the United States, the mean between the highest bid and lowest asked prices quoted on Nasdaq as of the close of business on the date of valuation, or, if on such day such Shares are not quoted in NASDAQ, the mean between the representative bid and asked prices on such date in the United States over-the-counter market as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc., or any similar successor organization; or

(iii) If neither clause (i) nor (ii) above applies, the Fair Market Value shall be determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

(l) “Grant Date” shall mean the date on which the granting of an Option is authorized by the Administrator or such other date as prescribed by the Administrator.

(m) “Incentive Stock Option” shall mean an option described in Section 422 of the Code.

(n) “Nonstatutory Stock Option” shall mean an option that does not meet the requirements of Section 422(b) of the Code or is not intended to be an Incentive Stock Option.

(o) “Option” shall mean any stock option granted pursuant to the Plan.

(p) “Option Agreement” shall mean a written stock option agreement evidencing the grant of an Option.

(q) “Option Limit” shall have the meaning assigned to it in Section 6.

(r) “Optionee” shall mean a Participant who has received an Option.

(s) “Participant” shall have the meaning assigned to it in Section 5(a) hereof.

(t) “Plan” shall mean this UTi Worldwide Inc. 2000 Stock Option Plan, as it may be amended from time to time.

(u) “Plan Committee” shall mean a committee of two or more directors appointed by the Board to administer the Plan.

(v) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

(w) “Retirement” shall mean the voluntary termination of employment by an employee after qualifying for early or normal retirement under any pension plan or profit sharing or benefit plan of the Corporation or its Subsidiaries. If an employee is not covered by any such plan, “Retirement” shall mean voluntary termination of employment after the employee has attained age sixty-five (65) and after the employee has attained the tenth (10th) anniversary of his or her last preceding date of hire, or as otherwise determined in the Administrator’s sole discretion.

(x) “Section 16 Participant” shall mean a Participant who is (or, in the opinion of the Administrator, may be) generally subject to the Section 16 Requirements with respect to purchases and sales of Shares or other equity securities of the Corporation.

(y) “Section 16 Requirements” shall mean those obligations and requirements imposed on officers and directors by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

(z) “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(aa) “Subsidiary” shall mean any subsidiary corporation as defined in Section 425(f) of the Code.

(bb) “Share” shall mean one voting ordinary share, no par value, of the Corporation, adjusted in accordance with Section 10 of the Plan (if applicable).

(cc) “Shareholders” shall mean holders of Shares.

(dd) “Transfer Agent” shall mean a third-party organization retained by the Corporation to maintain the stock transfer records of the Corporation.

      3.     Effective Date. The Plan was adopted by the Board effective April 15, 2000. Options granted prior to obtaining Shareholder approval in accordance with Section 15 of the Plan shall be granted subject to such shareholder approval and must be rescinded if such approval is not obtained in accordance with such section.

      4.     Administration.

      (a) Administrator. Subject to subsection (c) below, the Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Plan Committee which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the Plan Committee. Vacancies on the Plan Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Plan Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

      (b) Powers of Administrator. The Administrator shall from time to time at its discretion select the Optionees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options. The Administrator shall have full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all Option Agreements. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

      (c) Disinterested Administration. If the Shares are registered under the Exchange Act and Section 16 Participants are to receive grants of Options hereunder, such grants shall be approved by the Board or by a Plan Committee, or a subcommittee of the Plan Committee or other committee of the Board, consisting solely of two or more directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

      5.     Participation.

      (a) Eligibility. The Optionee shall be such persons (collectively, “Participants”; individually a “Participant”) as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

(i) Employees (who may be officers, whether or not they are directors) of the Corporation or of a Subsidiary and non-employees to whom an offer of employment has been extended; and

(ii) directors, advisors and consultants of the Corporation or a Subsidiary.

      Notwithstanding provisions of the first paragraph of this Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time. The Administrator may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Option to a Participant that the Participant surrender for cancellation some or all of the Options which have been previously granted to such person under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Administrator deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

      (b) Ten Percent Shareholders. A Participant who, at the time of grant, owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or its parent shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the Grant Date.

      (c) Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

      (d) Outstanding Stock. For purposes of Section 5(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. “Outstanding stock” shall not include Shares authorized for issue under outstanding Options held by the Optionee or by any other person.

      6.     Stock. The stock subject to Options granted under the Plan shall be from the Corporation’s authorized but unissued or reacquired Shares. The aggregate number of Shares which may be issued upon exercise of Options under the Plan at any time shall not exceed 3,859,109 Shares (the “Option Limit”), subject to adjustment as provided for in this Plan. Notwithstanding the foregoing, upon the full or partial payment of any Purchase Price by the transfer to the Corporation of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Corporation. In the event any outstanding Option granted under this Plan for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Option shall again be available to be granted as Options under this Plan. Notwithstanding the previous sentence, to the extent required by Section 162(m) of the Code, Shares subject to Options which are canceled continue to be counted against the Option Limit and if, after an Option grant, the price of Shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Option Limit. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in Section 10.

      7.     Terms and Conditions of Options.

      (a) Stock Option Agreements. Each Option shall be evidenced by an Option Agreement in such other form as the Administrator shall from time to time determine. Such Option Agreements need not be identical.

      (b) Nature of Option. Each Option shall state whether it is an Incentive Stock Option or a Nonstatutory Stock Option.

      (c) Optionee’s Undertaking. Each Optionee shall agree to remain in the employ or service of the Corporation and to render services for a period as shall be determined by the Administrator, from the Grant Date of the Option or such other date agreed to by the Optionee and the Corporation, but such agreement shall not impose upon the Corporation any obligation to retain the Optionee in their employ or service for any period.

      (d) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

      (e) Exercise Price; Exercise of Options. Each Option shall state the Exercise Price. To the extent required by law or regulation, the Exercise Price in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Nonstatutory Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Incentive Stock Option granted to persons other than to an Optionee described in Section 5(b) hereof, shall not be less than the Fair Market Value on the Grant Date. At the sole discretion of the Administrator, any Option granted under this Plan to any Participant may be exercisable in whole or in part immediately upon the grant thereof, or only after the occurrence of a specified event and/or only in installments, which installments may be equal or otherwise, and which installments may vary as to the number thereof as well as to whether any unexercised installments are cumulative through the life of a particular Option.

      (f) Medium and Time of Payment; Notice. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator in its sole discretion otherwise approves thereof, the Purchase Price may (to the extent permitted by applicable law) be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price.

      In the event the Corporation determines that it is required to withhold state, United States Federal or foreign income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee and held for a period of six (6) months or more by the Optionee or (iii) any combination of (i) and (ii) above.

      The Optionee shall exercise an Option by completing and delivering to the Corporation, concurrently with the payment of the Purchase Price in the manner described above, an exercise notice in such form as the Administrator shall from time to time determine.

      (g) Term and Non-Transferability of Options. Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years (or less, in the discretion of the Administrator) from the Grant Date; except that no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the Grant Date (or less, in the discretion of the Administrator). During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative and shall not be assignable or transferable. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation’s option, shall cause all of the Optionee’s rights under the Option to terminate.

      (h) Cessation of Employment (Except by Death, Disability or Retirement). If an Optionee’s employment or service with the Corporation ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than pursuant to death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within ninety (90) days after such cessation, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

      For purposes of this Section 7(h), the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

      (i) Death of Optionee. If an Optionee’s employment or service with the Corporation ceases by reason of the Optionee’s death, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and the Optionee has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(g) above, at any time within twelve (12) months after the Optionee’s death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

      (j) Disability of Optionee. If an Optionee’s employment or service with the Corporation ceases by reason of the Optionee’s Disability, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within twelve (12) months after such cessation by reason of Disability, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

      (k) Retirement of Optionee. If an Optionee’s employment or service with the Corporation ceases by reason of the Optionee’s Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within ninety (90) days after the date of Retirement, but only to the extent that, at the date of such cessation, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

      (l) Time of Cessation of Service. For purposes of this Plan, the Optionee’s employment or service shall be deemed to have ceased or be terminated on the date when the Optionee’s employment or service in fact ceased or the Optionee is in fact terminated.

      (m) Rights as a Shareholder. No one shall have rights as a Shareholder with respect to any Shares covered by an Option until the date of entry of their name in the Corporation’s registry of members in accordance with the Corporation’s Memorandum and Articles of Association. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

      (n) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Administrator may modify an Option, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted. With the consent of the affected Optionee, the Administrator may cancel any agreement evidencing Options. In the event of such cancellation, the Administrator may authorize the granting of new Options, which may or may not cover the same number of Shares that have been the subject of the prior award, at such Exercise Price and subject to such terms, conditions and discretions as would have been applicable under this Plan had the canceled Options not been granted.

      (o) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute Options under the Plan for options under the plan of the acquired corporation; provided, however, that (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

      (p) Right of Set-Off. Optionee shall consent to a deduction from any amounts the Corporation owes Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to Optionee by the Corporation), to the extent of the amounts Optionee owes the Corporation, including pursuant to subparagraph (p) above. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount Optionee owes to the Corporation, Optionee shall agree to pay immediately the unpaid balance to the Corporation.

      (q) Other Provisions. An Option Agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Administrator shall deem advisable in its sole and absolute discretion.

      8.     Limitation on Annual Awards

      (a) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation or its parent, exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For the purposes of this Section 8, Incentive Stock Options shall be taken into account in the order in which they were granted.

      (b) Limitation on Total Options Granted. As long as the Plan is in effect, at no time will Options granted to any Participant pursuant to the Plan exceed 1,179,555 Shares, subject to adjustment as provided for in Section 10.

      9.     Term of Plan. Options may be granted pursuant to the Plan until the expiration of the Plan ten (10) years after the effective date referred to in Section 3.

      10.     Effect of Certain Events

      (a) Adjustments Upon Changes in Stock. The Administrator shall make or provide for such adjustments in the Option Limit, the Exercise Price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by this Plan and outstanding Options as the Administrator in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Corporation, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator also shall make or provide for such adjustment in the number or kind of shares of the Corporation’s capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to Options granted under the Plan and the number of such securities to be awarded to each Optionee as the Administrator in its sole discretion, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. The determination of the Administrator as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      (b) Change of Control. In addition to the rights set forth in Section 10(a) above, in the event of a Change of Control, the Administrator may in its sole discretion, without obtaining Shareholder approval or the consent of any person granted Options under the Plan, take one or more of the following actions:

(i) Accelerate the exercise dates of any outstanding Option, or make the Option fully vested and exercisable;

(ii) Pay cash to any or all owners of Options in exchange for the cancellation of their outstanding Options; or

(iii) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options.

      (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

      (d) Limitation on Rights. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

      11.     Securities Law Requirements

      (a) Legality of Issuance. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

(i) it and the Optionee have taken all actions required to register the offer and sale of the Shares under all applicable securities laws, including the Securities Act, or to perfect an exemption from the registration requirements thereof;

(ii) any applicable listing requirement of any stock exchange on which the Shares are listed has been satisfied; and

(iii) any other applicable provision of law has been satisfied.

      (b) Restrictions on Transfer; Representations of Optionee; Legends. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any country, the Corporation may impose restrictions upon the grant of Options and the sale, pledge or other transfer of Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any country or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act or the securities law of any other country, but exemptions are available which require that the Optionee make various representations and warranties, the Corporation may require such representations and warranties from the Optionees as are deemed necessary or appropriate by the Corporation and its counsel as a condition precedent to granting any Options or issuing any Shares. To the extent that restrictive legends or other notations are required with regard to any Shares, the Corporation shall be entitled to put such legends or notations as appropriate in its registery of members and, to the extent that the certificates are issued representing such Shares, the Corporation shall be entitled to place such restrictive legends and notations as are deemed necessary or appropriate by the Corporation and its counsel in order to comply with any applicable law. In the event the sale of the Shares is not registered under the Securities Act, to the extent the Corporation and its counsel deem it advisable, the Shares shall bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

      Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

      (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act, the securities laws of any country or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

      (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

      12.     Amendment of the Plan. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation’s Shareholders, no such revision or amendment shall:

(a) Be made if Shareholder approval is required by applicable law, regulation or the requirements of NASDAQ or any exchange or interdealer network where the Shares are trading;

(b) Increase the number of Shares which may be issued under the Plan; or

(c) Amend this Section 12 to defeat its purpose.

      Without limiting the generality of the foregoing, the Administrator may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

      13.     Financial Statements. Each Optionee shall receive financial statements of the Corporation not less than annually.

      14.     Application of Funds. The proceeds received by the Corporation from the sale of Shares pursuant to the exercise of an Option will be used for general corporate purposes.

      15.     Approval of Shareholders. The Plan must be approved by the affirmative vote of the holders of a majority of the Corporation’s outstanding shares of voting capital stock on or before the date twelve (12) months from the date the Plan was adopted by the Board.

      16.     Governing Law. This Plan, and the Option Agreements, shall be governed by and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the British Virgin Islands.

UTi WORLDWIDE INC.

Use a black pen. Print in
CAPITAL letters inside the grey
areas as shown in this example.          ☐     Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

1	Election of Directors

Nominees for election to the Board of Directors as a Class “C” Directors:

Roger I. MacFarlane
	For All Nominees	Withhold For All Nominees	Exceptions

Matthys J. Wessels	☐	☐	☐ Exceptions:

William H. Davidson

(Instruction:   To withhold authority to vote for any individual nominee(s), mark the exceptions box and write the name(s) on the space provided above.)

2	Amendment to UTi Worldwide Inc. 2000 Stock Option Plan:

	For	Against	Abstain
Proposal to approve an amendment to the UTi Worldwide Inc. 2000 Stock Option Plan to increase the number of ordinary shares available for issuance thereunder from 2,359,109 to 3,859,109.	☐	☐	☐

3	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature of Shareholder (Member)	Signature of Shareholder (Member)	Date (dd/mm/yyyy)

For The Annual Meeting Of Shareholders Of UTi WORLDWIDE INC. June 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned Shareholder (member) of UTi Worldwide Inc. hereby revokes all previous proxies, acknowledges receipt of the notice of the 2003 Annual Meeting of Shareholders (members), and appoints Roger I. MacFarlane, Peter Thorrington, or either of them, to be his or her proxy, each with full power of substitution, to vote for him or her at the Annual Meeting of Shareholders (members) to be held on June 30, 2003 at 9:00 a.m. (California time) at 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220, USA, and at any adjournment(s) and postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF ANY NOMINEE FOR DIRECTOR IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS.

(Continued and to be voted, signed and dated on the reverse side)